Exhibit 10.11

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Framework Cooperation Agreement

This Framework Cooperation Agreement (hereinafter referred to as this “Agreement”) is entered into by and between the following parties on September 26, 2025:

Party A:	III Company Registration Number:

Company Registration Number:  2056563

Party B:	iitl., iit

Company Registration Number:  75862015

In view of the resources and business advantages possessed by Party A and Party B in their respective industries, and for the purpose of jointly advancing market cooperation between both parties, Party A and Party B, following the principles of equality and voluntariness, have entered into this Framework Agreement through friendly consultation to set forth the fundamental terms of their cooperation.

I. Scope of Application and Legal Effect of this Framework Agreement

1. This Agreement sets forth the fundamental rights and obligations of both parties and shall serve as the general basis for all cooperation between them. The commercial details of specific services provided by Party B to Party A, including service scope, pricing, delivery standards, service cycles and other matters, shall be subject to individual Service Orders. If any provision of a Service Order is inconsistent with or conflicts with the content of this Agreement, this Agreement shall prevail, unless the Service Order explicitly stipulates that its own terms shall take precedence. Written notices, emails exchanged between designated contact persons and other documents related to this Agreement shall collectively constitute the complete cooperation arrangements binding on both parties.

2. Term of Cooperation:From September 26, 2025 to September 25, 2027. If neither party gives written notice of termination one month prior to the expiration of this Agreement, this Agreement shall automatically be extended for one year, with no limit on the number of extensions.

II. Payment of Fees

1. The charging standards, settlement currency, payment deadlines, bank account information for receipt and other matters for all services under this Agreement shall be specified in each individual Service Order.

2. All taxes and fees incurred by Party A in the course of making payments to Party B (including but not limited to value-added tax, surcharges, consumption tax, withholding income tax, all types of income tax and any other taxes or fees under any name) shall be borne solely by Party A. In the event of tax withholding or deductions upon payment, Party A shall make up the shortfall to ensure that the net amount actually received by Party B is identical to the invoiced amount stated on the tax invoice.

3. Invoices shall be issued in electronic form. The electronic invoice shall be deemed duly delivered on the date Party B sends it to the designated email address of Party A’s contact person. If Party A’s contact person requests Party B to issue a paper invoice, Party B may accommodate such request; however, such accommodation shall not be deemed a delayed delivery of the invoice by Party B, and Party A shall still make payment in full in accordance with the terms of this Agreement and the relevant Service Order.

4. Account Information of Both Parties:

Party A’s Account

Account Name:

Account Number:

Bank Name:

SWIFT Code:

Party B’s Account

Account Name:

Account Number:

SWIFT Code:

Bank Name:

Bank Address:

III. Rights and Obligations of Both Parties

(A)	Rights and Obligations of Party A

1. Party A shall provide true and valid credit supporting documents as requested by Party B. If there is a material change in Party A’s credit standing during the performance of this Agreement, Party A shall promptly notify Party B thereof.

2. Party A shall render cooperation in accordance with the agreed terms and authorize Party B to access, use and process required materials, documents, data and information within the scope of services. If Party B requires Party A to provide venue, personnel or other support for service delivery, Party A shall provide such support in a timely manner upon Party B’s request. Any delay on the part of Party A in providing such cooperation that results in Party B’s failure to deliver products or services on schedule shall not constitute a breach of contract by Party B, and Party B’s performance period shall be extended accordingly until Party A completes all required cooperation.

3. If Party B fails to complete services for the current period due to reasons attributable to Party A, Party A shall not deduct any payable fees for such period, and the uncompleted service workload for the current period shall not be carried forward to the subsequent period.

4. Party A shall respond and confirm all applications, confirmation documents, emails and other communications sent by Party B in connection with the performance of this Agreement within 72 hours. Failure by Party A to provide any response within such time limit shall be deemed acceptance by Party A of the full content of the documents and emails issued by Party B.

(B)	Rights and Obligations of Party B

1.Party B reserves the right to request Party A to revise any service requirements proposed by Party A that violate applicable laws and regulations or may infringe the legitimate rights and interests of third parties. Prior to the completion of revision by Party A, Party B may refuse to provide the relevant services and demand full payment for all completed work. If Party A insists that Party B execute the non-compliant instructions, all associated risks and legal liabilities shall be borne by Party A, and Party A shall fully indemnify Party B for any losses incurred therefrom.

2. Party B shall perform all obligations in accordance with the content, time schedule and requirements set out in this Agreement, communicate fully and timely with Party B to accurately understand and implement Party A’s requirements. Nevertheless, if Party A suffers a material deterioration in credit standing that impairs the performance of this Agreement, or if Party A commits a breach of contract, Party B may adopt lawful and reasonable risk control measures to mitigate its own losses.

3. Party B has the right to independently determine its internal workflows and execution methods and may request corresponding cooperation from Party A. If Party A puts forward reasonable optimization suggestions and Party B is in a position to implement them, Party B shall make adjustments within the time limit specified by Party A to ensure service quality.

IV. Representations and Warranties

Each party hereby makes the following representations and warranties to the other party:

1. Each party is a legally incorporated and validly existing legal entity, possesses the qualifications to conduct transactions under this Agreement, and the cooperation contemplated hereunder falls within its business scope.

2. Each party has full authority to execute this Agreement and possesses complete capacity to perform its obligations hereunder, and the performance of obligations under this Agreement will not contravene any legally binding instruments applicable to such party.

3. The contact person listed on the first page of this Agreement is fully authorized to represent the respective party to sign contracts, conduct communications, amend terms and perform all other relevant acts in relation to this Agreement and corresponding Service Orders.

V. Liability for Breach of Contract

1. If either party breaches any obligation under this Agreement, the breaching party shall immediately cease the breach upon receipt of a written rectification notice from the non-breaching party. If the breaching party continues the breach or refuses to perform its obligations within five (5) working days following receipt of the written notice, the non-breaching party shall have the right to claim compensation for all losses sustained and unilaterally terminate this Agreement, unless otherwise stipulated herein.

2. Party A warrants that all services entrusted to Party B shall not violate mandatory provisions of applicable laws. Party A shall deliver all documents and information required for Party B’s performance and guarantee that all materials and data provided (including but not limited to descriptions, compositions, structures and quality parameters of its own products and competitors’ products) are true, accurate and complete. Party A further warrants that such materials and data do not infringe any third-party rights, contain any offensive, defamatory or insinuating content, violate applicable laws, regulations, regulatory policies or public order and good morals, or involve pornography, gambling, drugs or politically sensitive information. All lawsuits, expenses and losses arising from materials provided or instructions issued by Party A shall be borne solely by Party A, and Party A shall fully compensate Party B for all direct economic losses suffered as a result.

3. Notwithstanding any other provisions herein, Party B’s liability for damages arising out of or in connection with the provision or failure to provide services shall be limited solely to the direct economic losses incurred by Party A, and the aggregate maximum indemnification payable by Party B shall not exceed the total service fees actually paid by Party A to Party B.

VI. Amendment, Termination and Rescission of the Agreement

1. This Agreement may be revised or amended upon mutual written consent of both parties by executing a supplementary written agreement. Any supplementary agreement shall form an integral part of this Agreement and have the same legal effect as this Agreement.

2. If the laws, administrative regulations or rules on which this Agreement is based are revised and affect the validity of this Agreement or the rights and obligations of the parties, both parties shall negotiate to revise the relevant clauses in a manner consistent with the original intention of this Agreement. If a material change in the objective circumstances underlying the conclusion of this Agreement renders performance impossible, this Agreement may be terminated upon mutual written consent; provided that both parties shall still complete all outstanding obligations owed to each other.

3. Except as otherwise provided in this Agreement, individual Service Orders or applicable laws and regulations, either party may give written notice thirty (30) days in advance to the other party and terminate this Agreement or a single Service Order with the consent of the other party. Within ten (10) working days following the early termination of this Agreement or a Service Order, both parties shall settle all accrued fees (including third-party advances already paid by Party B to suppliers).

4. If either party faces bankruptcy, enters statutory reorganization proceedings or is subject to liquidation, the other party may terminate this Agreement by prior written notice, and both parties shall settle all outstanding obligations and payments.

VII. Force Majeure and Exemption from Liability

1. If the performance of any obligation under this Agreement is prevented by force majeure events which are unforeseeable, unavoidable and insurmountable, including but not limited to natural disasters, floods, earthquakes, infectious disease outbreaks, epidemics, strikes, wars, military operations, terrorist incidents, revisions to applicable laws and regulations, and government administrative acts, the affected party shall be exempted from liability for breach of contract for the duration of such force majeure event.

2. The party affected by force majeure shall notify the other party of the force majeure event and its anticipated impact within three (3) working days of its occurrence. Upon the cessation of the force majeure event, the affected party shall resume performance of its obligations under this Agreement as soon as practicable. If the force majeure event renders performance objectively impossible, frustrates the purpose of the contract, or continues for more than ninety (90) days, either party may terminate this Agreement by written notice to the other party.

VIII. Intellectual Property Rights

1. For the purposes of this Clause, “Intellectual Property Rights” means patents, invention rights, copyrights and neighbouring rights, trademarks and service marks, trade names, domain names, product trade dress, goodwill, rights of action against counterfeiting and unfair competition, design rights, computer software rights, database rights and all other intellectual property rights, whether registered or unregistered, together with all applications, renewal and extension rights, priority rights in respect thereof, and all equivalent proprietary rights now or hereafter recognized worldwide.

2. All company names, product identifiers, intellectual property rights, trade secrets and confidential information lawfully owned by each party prior to the execution of this Agreement shall remain the sole property of such party, and the other party and any third party shall have no rights or interests therein.

3.Prior to issuing a service request, Party A shall warrant that all materials and content provided to Party B or designated for use by Party B in the course of services (including but not limited to images, copywriting, portraits, videos, music, codes, material packs and production plans) do not contain false advertising, public misrepresentation or infringing elements, are either owned by Party A or licensed with full and valid legal authorization, and are free of intellectual property disputes. Party A grants Party B a limited license to use the aforesaid materials solely for the performance of this Agreement. A formal review of the materials by Party B shall not relieve Party A of its full legal liability. All disputes, litigation, complaints and reports arising from materials supplied by Party A shall be handled and funded exclusively by Party A. If Party B incurs direct losses or makes any advance payments as a result, Party A shall fully indemnify Party B. Party A shall also compensate Party B for all direct losses if Party A’s materials cause damage to Party B’s own intellectual property rights.

IX. Confidentiality

1.Each party shall keep strictly confidential all non-public information, trade secrets, technical secrets and other confidential information obtained from the other party in connection with the negotiation, execution and performance of this Agreement during the term of this Agreement and after its termination, and shall comply with the following confidentiality obligations:

(1) Core Obligation: The receiving party shall not reproduce, circulate, publish, disclose to any third party, or permit any third party to use the confidential information without the prior written consent of the disclosing party, save for the exceptions set out in subparagraph (3) below.

(2) The receiving party shall return all documents, materials and software containing confidential information to the disclosing party upon request, or destroy or dispose of them as instructed, and shall cease all further use of such confidential information.

(3) Disclosure of confidential information shall not constitute a breach in any of the following circumstances:

A. The information is already in the public domain at the time of disclosure;

B. Disclosure is approved in writing in advance by the disclosing party;

C. Disclosure is required by applicable laws, regulatory provisions, or by competent government authorities, judicial bodies or stock exchanges in the exercise of their statutory powers, provided that the receiving party gives prior written notice to the disclosing party before making such disclosure.

2. As the data controller, Party A may disclose necessary business data to Party B for the purpose of performance and authorize Party B to use and process such data. If Party A provides raw data, especially sensitive personal information for data analysis and technical processing, Party A must obtain written consent from the relevant end users and provide the consent documents to Party B to define the scope of permitted use. All such data shall be desensitized and encrypted before handover to ensure that specific natural persons cannot be identified and the data cannot be restored, unless Party A has obtained full and valid user authorization permitting Party A and its designated third parties to collect, sort, process and transmit personal information within a scope sufficient to cover Party B’s service requirements. Party B shall not be liable for any losses caused to third parties arising from non-compliant data provided by Party A.

3. Without the prior written authorization of Party B, Party A shall not use Party B’s corporate name, trademarks, logos or other intellectual property rights in its promotional materials (including but not limited to websites, printed publications, audio recordings, etc.). Party A shall not disclose any content of the cooperation to any external third party without Party B’s consent. If Party A violates this Clause, Party B reserves the right to suspend all ongoing services and claim compensation for resulting losses.

4. The confidentiality obligations set forth in this Clause shall survive the termination or expiration of this Agreement indefinitely.

X. Anti-Poaching

During the term of this Agreement and for two (2) years after its termination or rescission, Party A shall not, without the prior written consent of Party B, directly or indirectly solicit, persuade or induce any employee or consultant of Party B to terminate their engagement with Party B, nor induce such personnel to establish an employment or consultancy relationship with Party A or any of Party A’s affiliated entities. Upon any breach of this Clause, Party B shall have the right to pursue full remedies against Party A, including but not limited to a formal apology, restoration to the original state, indemnification for all damages and unilateral termination of this Agreement. If such remedies are insufficient to cover Party B’s actual losses, Party B may pursue further compensation through judicial proceedings.

XI. Subcontracting

Party B may subcontract part of the services under this Agreement and individual Service Orders to third-party contractors as required for project delivery. If Party A designates a specific third party as a subcontractor or supplier for Party B, Party A shall notify Party B in writing or via formal email. Party B shall not be responsible for service defects or quality non-compliance attributable to third parties designated by Party A where such issues arise from matters outside Party B’s supervision and control.

XII. Notices and Change of Contact Information

1. Both parties confirm that the designated contact persons and their corresponding email addresses set out on the first page of this Agreement (including affiliated emails with the same domain suffix) shall serve as the exclusive valid delivery channel for all documents relating to this Agreement, including Service Orders, settlement reconciliation, invoice receipt and business confirmations. Service requests and order instructions issued by the designated contact persons shall be deemed the true corporate intent of the issuing party and binding on both parties; provided that no contact person shall have authority to make any commitment or instruction that prejudices the legal interests of their respective party. Party B reserves the right to refuse to execute any orders submitted by Party A through contact persons whose information has not been updated and filed in accordance with the change procedure set out in subparagraph (2) of this Clause.

2. If any party changes its contact person, communication address, phone number or other contact details (collectively “Contact Information”), the party making the change shall give written notice to the other party no later than five (5) working days prior to the effective date of the change, with full updated Contact Information attached.

XIII. Dispute Resolution

1. This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

2. Both parties shall perform this Agreement in good faith. Any dispute arising out of the interpretation or performance of this Agreement, or any matter not addressed herein, shall first be resolved through amicable negotiation. If negotiation fails, either party may submit the dispute to the Shenzhen Arbitration Commission for arbitration in accordance with the arbitration rules effective at the time of application for arbitration.

XIV. Miscellaneous Provisions

1. This Agreement shall take effect upon signature by the legal representative or authorized signatory of each party and affixation of the official seal or contract special seal of each party. Any amendment, supplement or termination of this Agreement shall only take effect upon written confirmation and sealing by both parties, and any supplementary agreement shall constitute an important and integral part of this Agreement.

2. If any provision of this Agreement is held illegal, invalid or unenforceable due to subsequent changes in applicable laws, judicial interpretations, regulatory rules or policies, such invalidity shall not affect the validity and enforceability of the remaining clauses. Both parties shall negotiate in good faith to replace the invalid provision as soon as practicable to achieve the original commercial purpose of this Agreement to the fullest extent possible.

3. Headings of each Clause are inserted solely for ease of reference and shall not be used to interpret the substantive content of the relevant provisions.

4. This Agreement is executed in two counterparts, with Party A and Party B each retaining one original copy, both of which shall have equal legal validity.

(No Text Below, Signature Page Only)

Party A (Seal):		Party B: (Seal):

Legal Representative/		Legal Representative/

Authorized Signatory:		Authorized Signatory:

Date:	September 26, 2025	Date:	September 26, 2025